EXHIBIT 23.1


                    Consent of Pender Newkirk & Company, CPAs
              Independent Registered Certified Public Accountants



Stockholders and Board of Directors
American Commerce Solutions, Inc. and Subsidiaries
Bartow, Florida


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Commerce Solutions, Inc. and Subsidiaries Employee Stock Incentive Plan for the year 2004 and the Non-Employee Directors and Consultants Retainer Stock Plan for the year 2004 of our report dated April 16, 2004 with respect to the February 29, 2004 consolidated financial statements included in the Annual Report (Form 10-KSB) for the year ended February 29, 2004.


/s/  Pender Newkirk & Company


Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
August 10, 2004


            Pender Newkirk & Company - Certified Public Accountants
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  100 South Ashley Drive - Suite 1650 - Tampa, Florida 33602 - (813)229-2321 -
                  Fax (813)229-2329 - Web Site: www.pnccpa.com
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    Member of Private Companies Practice Section and SEC Practice of American
                    Institute of Certified Public Accountants


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